November 2015 Preliminary Terms No. 301 Registration Statement No. 333-190038 Dated November 5, 2015 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due November 25, 2022

Based on the Value of the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nikkei 225 Index

Principal at Risk Securities

Contingent Income Auto-Callable Securities offer the opportunity for investors to receive a contingent quarterly payment equal to at least 2.30% of the stated principal amount (the actual contingent quarterly payment will be determined on the pricing date) with respect to each quarterly determination date on which the closing level of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a coupon barrier level. If the closing level of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date) beginning after an initial one-year non-call period, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment. However, if on any determination date the closing level of any underlier is less than its initial underlier value, the securities will not be redeemed and if the closing level of any underlier is less than its coupon barrier level, investors will not receive any contingent quarterly payment for that quarterly period. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to 60% of its initial underlier value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the final underlier value of each underlier is also greater than or equal to its coupon barrier level, the contingent quarterly payment. However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 60% of the stated principal amount and could be zero. Because all payments on the securities are based on the worst performing of the underliers, (i) a decline in the closing level of any underlier below its coupon barrier level on most or all of the determination dates will result in few or no contingent quarterly payments and (ii) a decline in the closing level of any underlier below its downside threshold level on the final determination date will result in a significant loss of your investment, in each case, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to receive interest at a potentially above-market rate, subject to automatic early redemption, in exchange for the risk of receiving few or no contingent quarterly payments over the entire term of the securities. Investors will not participate in any appreciation of any underlier even though investors will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and its final underlier value is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC.  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 4 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.  See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus addendum.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underliers:	S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “SPX Index”), EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E<Index>”) (the “SX5E Index”) and Nikkei 225 Index (Bloomberg ticker symbol “NKY<Index>”) (the “NKY Index”) (each an “underlier”)
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date†:	November 20, 2015
Original issue date†:	November 25, 2015
Maturity date†:	November 25, 2022, subject to postponement
Early redemption:	The securities may not be redeemed prior to the November 21, 2016 determination date. If, on any determination date (other than the final determination date) after the initial one-year non-call period, the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the third business day following that determination date. The securities will not be redeemed early if the closing level of any underlier is less than its initial underlier value on the related determination date. No further payments will be made on the securities after they have been redeemed.
Contingent quarterly payment:

•  If, on any determination date, the closing level of each underlier is greater than or equal to its coupon barrier level, we will pay a contingent quarterly payment of at least $0.23 (at least 2.30% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be determined on the pricing date.

•  If, on any determination date, the closing level of any underlier is less than its coupon barrier level, no contingent quarterly payment will be made with respect to that determination date.

Payment at maturity (per security):

•  If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) the stated principal amount plus (ii) if the final underlier value of each underlier is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date

•  If the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worst performing underlier

This amount will be less than the stated principal amount of $10 and will represent a loss of more than 40%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	By acquiring the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power. See “Consent to U.K. Bail-in Power” on page 4 of this document.
Coupon barrier level:

With respect to the SPX Index: , which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the SX5E Index: , which is equal to 70% of its initial underlier value (rounded to three decimal places)

With respect to the NKY Index: , which is equal to 70% of its initial underlier value (rounded to three decimal places)

Downside threshold level:

With respect to the SPX Index: , which is equal to 60% of its initial underlier value (rounded to three decimal places)

With respect to the SX5E Index: , which is equal to 60% of its initial underlier value (rounded to three decimal places)

With respect to the NKY Index: , which is equal to 60% of its initial underlier value (rounded to three decimal places)

(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$10	$10	$0.25(2) $0.05(3)	$9.70
Total	$	$	$	$
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.300 and $9.512 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 3 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 10 of this document, on page S-6 of the prospectus supplement, on page PA-1 of the prospectus addendum and on page IS-2 of the index supplement. You should read this document together with the related prospectus, prospectus supplement, prospectus addendum and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Prospectus Addendum dated February 3, 2015	Index Supplement dated July 19, 2013

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Contingent Income Auto-Callable Securities due November 25, 2022

Based on the Value of the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nikkei 225 Index

Principal at Risk Securities

Terms continued from previous page:
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Initial underlier value:

With respect to the SPX Index: , which is the closing level of that underlier on the pricing date

With respect to the SX5E Index: , which is the closing level of that underlier on the pricing date

With respect to the NKY Index: , which is the closing level of that underlier on the pricing date

Final underlier value:	With respect to each underlier, the closing level of that underlier on the final determination date
Closing level:	With respect to each underlier, on any scheduled trading day, the closing level of that underlier as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the applicable Bloomberg Professional® service (“Bloomberg”) page as set forth under “Underliers” above or any successor page on Bloomberg or any successor service, as applicable. In certain circumstances, the closing level of an underlier will be based on the alternate calculation of that underlier described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement.
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination dates†:

February 22, 2016*, May 20, 2016*, August 22, 2016*, November 21, 2016, February 21, 2017, May 22, 2017, August 21, 2017, November 20, 2017, February 20, 2018, May 21, 2018, August 20, 2018, November 20, 2018, February 20, 2019, May 20, 2019, August 20, 2019, November 20, 2019, February 20, 2020, May 20, 2020, August 20, 2020, November 20, 2020, February 22, 2021, May 20, 2021, August 20, 2021, November 22, 2021, February 22, 2022, May 20, 2022, August 22, 2022 and November 21, 2022. We also refer to November 21, 2022 as the final determination date.

* The securities are not subject to automatic redemption until the fourth determination date, which is November 21, 2016.

Contingent payment dates†:	With respect to each determination date, the third business day after that determination date, provided that the payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date
CUSIP / ISIN:	06743T600 / US06743T6001
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
†	Expected. In the event that we make any change to the pricing date or the original issue date, the determination dates and/or the maturity date may be changed so that the stated term of the securities remains the same. In addition, the maturity date, contingent payment dates and determination dates are subject to postponement. See “Additional Information about the Securities—Additional provisions—Postponement of maturity date and contingent payment dates,” “Additional Information about the Securities—Additional provisions—Postponement of determination dates” and “Additional Information about the Securities—Additional provisions—Market disruption events and adjustments.”
Barclays Capital Inc.

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Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Prospectus addendum dated February 3, 2015:

http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Index supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 10 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

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Principal at Risk Securities

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the securities or receive a different security, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the securities.

By your acquisition of the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due November 25, 2022 Based on the Value of the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and the Nikkei 225 Index, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to at least $0.23 (at least 2.30% of the stated principal amount), with respect to each quarterly determination date on which the closing level of each underlier is greater than or equal to 70% of its initial underlier value, which we refer to as a coupon barrier level. The actual contingent quarterly payment will be determined on the pricing date. The closing level of at least one of the underliers could be below its coupon barrier level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities.

The securities may not be redeemed prior to the November 21, 2016 determination date. If the closing level of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date) after the initial one-year non-call period, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date, in which case investors will receive no further contingent quarterly payments. If the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to 60% of its initial underlier value, which we refer to as a downside threshold level, the payment at maturity will be the stated principal amount and, if the final underlier value of each underlier is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount of their securities for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 60% of the stated principal amount and could be zero. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the worst performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlier.

Key Investment Rationale

The securities offer investors an opportunity to receive a contingent quarterly payment of at least $0.23 (at least 2.30% of the stated principal amount) with respect to each determination date on which the closing level of each underlier is greater than or equal to its coupon barrier level. The actual contingent quarterly payment will be determined on the pricing date. If, on any determination date (other than the final determination date) after the initial one-year non-call period, the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1

On any determination date (other than the final determination date) after the initial one-year non-call period, the closing level of each underlier is greater than or equal to its initial underlier value.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪  Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount and, (ii) if the final underlier value of each underlier is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date.

▪  Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪  The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 60% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value.  For example, if the final underlier value of the worst performing underlier is 60% less than its initial underlier value, the securities will pay $4.00 per security, or 40% of the stated principal amount, for a loss of 60% of the stated principal amount.  Investors will lose a significant portion and may lose all of their principal in this scenario.

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Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing level of each underlier on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Contingent Income Auto-Callable Securities due November 25, 2022

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Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: 100.00
Hypothetical Coupon Barrier Levels:	With respect to each underlier: 70.00, which is 70% of its hypothetical initial underlier value
Hypothetical Downside Threshold Levels:	With respect to each underlier: 60.00, which is 60% of its hypothetical initial underlier value
Hypothetical Contingent Quarterly Payment:	$0.23 (2.30% of the stated principal amount). The actual contingent quarterly payment will be set on the pricing date and will be at least 2.30% of the stated principal amount.
Stated Principal Amount:	$10 per security

* Terms used for purposes of these hypothetical examples may not represent the actual initial underlier values, coupon barrier levels, downside threshold levels or contingent quarterly payment applicable to the securities. In particular, the hypothetical initial underlier value of 100.00 for each underlier used in these examples has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value for any underlier. Please see “S&P 500® Index Overview,” “EURO STOXX 50® Index Overview” and “Nikkei 225 Index Overview” below for recent actual values of the underliers. The actual initial underlier values, coupon barrier levels, downside threshold levels and contingent quarterly payment applicable to the securities will be determined on the pricing date.

The examples below are based on the worst performing underlier as of each determination date. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing level of any underlier will be on any determination date. For purposes of the examples below, the “worst performing underlier” on any determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing level on that determination date.

In Examples 1 and 2, the closing level of each underlier fluctuates over the term of the securities and the closing level of each underlier is greater than or equal to its hypothetical initial underlier value of 100.00 on one of the determination dates after the initial one-year non-call period and prior to the final determination date (the actual initial underlier values will be determined on the pricing date). Because the closing level of each underlier is greater than or equal to its initial underlier value on one of the determination dates after the initial one-year non-call period and prior to the final determination date, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing level of at least one of the underliers on the determination dates after the initial one-year non-call period and prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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Principal at Risk Securities

	Example 1			Example 2
Determination Dates	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	$0	N/A	95.00	$0.23	N/A
#2	67.50	$0	N/A	50.00	$0	N/A
#3	105.00	$0.23	N/A	65.00	$0	N/A
#4	100.00	—*	$10.23	68.00	$0	N/A
#5	N/A	N/A	N/A	80.00	$0.23	N/A
#6	N/A	N/A	N/A	75.00	$0.23	N/A
#7	N/A	N/A	N/A	65.00	$0	N/A
#8	N/A	N/A	N/A	95.00	$0.23	N/A
#9	N/A	N/A	N/A	80.00	$0.23	N/A
#10	N/A	N/A	N/A	125.00	—*	$10.23
#11 to #27	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing level of each underlier is greater than or equal to its initial underlier value and the securities are redeemed as a result.

In Example 1, the securities are automatically redeemed following the fourth determination date, as the closing level of each underlier on the fourth determination date is greater than or equal to its initial underlier value, and the fourth determination date is the first determination date on which the securities are subject to automatic early redemption. As the closing levels of each underlier on the third determination date are greater than or equal to its coupon barrier level, you receive the contingent quarterly payment of $0.23 with respect to that determination date. Following the fourth determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.23 = $10.23

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Even though each underlier has appreciated above its initial underlier value on the third determination date, the securities are not automatically redeemed, as the securities may not be redeemed prior to the fourth determination date.

In Example 2, the securities are automatically redeemed following the tenth determination date, as the closing level of each underlier on the tenth determination date is greater than its initial underlier value. As the closing levels of each underlier on the first, fifth, sixth, eighth and ninth determination dates are greater than or equal to its coupon barrier level, you receive the contingent quarterly payment of $0.23 with respect to those determination dates. Following the tenth determination date, you receive an early redemption payment of $10.23, which includes the contingent quarterly payment with respect to that determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worst performing underlier has appreciated by 25% from its initial underlier value on the tenth determination date, upon early redemption, you receive only $10.23 per security and do not benefit from the appreciation of any underlier.

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Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	$0	N/A	45.00	$0	N/A
#2	67.00	$0	N/A	60.00	$0	N/A
#3	60.00	$0	N/A	57.50	$0	N/A
#4	55.00	$0	N/A	65.00	$0	N/A
#5	45.00	$0	N/A	68.00	$0	N/A
#6	40.00	$0	N/A	60.00	$0	N/A
#7	45.00	$0	N/A	65.00	$0	N/A
#8	55.00	$0	N/A	55.00	$0	N/A
#9	62.50	$0	N/A	45.00	$0	N/A
#10	50.00	$0	N/A	67.50	$0	N/A
#11 to #27	Various (below coupon barrier level)	$0	N/A	Various (below coupon barrier level)	$0	N/A
Final Determination Date	50.00	$0	N/A	65.00	$0	N/A
Payment at Maturity	$5.00			$10.00

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

In Example 3, the closing level of at least one underlier is below its coupon barrier level on each determination date throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing levels of the other underliers on any of the determination dates have appreciated or have not declined below their respective coupon barrier levels. In addition, because the final underlier value of the worst performing underlier is less than its downside threshold level, at maturity, you are fully exposed to the decline in the closing level of the worst performing underlier. Thus, investors will receive a cash payment at maturity that is less than the stated principal amount per security, calculated as follows:

($10 × underlier performance factor of the worst performing underlier)

= $10 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $10 × (50 / 100) = $5.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing level of at least one underlier is below its coupon barrier level on each of the first twenty-seven determination dates. As a result, you do not receive any contingent quarterly payments following those determination dates, even if the closing levels of the other underliers on those determination dates have appreciated or have not declined below their respective coupon barrier levels. In addition, the closing level of the worst performing underlier decreases to a final underlier value of 65.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount. However, because the final underlier value of the worst performing underlier is less than its coupon barrier level, you do not receive a contingent quarterly payment with respect to the final determination date.

In this example, although the final underlier value of the worst performing underlier represents a 35% decline from its initial underlier value, you receive the stated principal amount of $10.00 per security at maturity.

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Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers or the securities composing the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, including the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

o	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

o	“Risk Factors—Additional Risks Relating to Securities with More than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset”; and

o	“Risk Factors—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” (in the accompanying prospectus addendum).

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing level of any underlier on the applicable determination date is less than its coupon barrier level. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing level of each underlier is greater than or equal to its coupon barrier level on any determination date. If the closing level of at least one underlier is below its coupon barrier level on any determination date you will not receive a contingent quarterly payment for the related quarterly period. The closing level of any underlier could be below its coupon barrier level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the securities.

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Principal at Risk Securities

Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the securities or receive a different security, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the securities.

By your acquisition of the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. Accordingly, your rights as a holder of the securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this document and the risk factors in the accompanying prospectus addendum for more information.

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. To receive any contingent quarterly payments, each underlier must close at or above its coupon barrier level on the applicable determination date. In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With three underliers, it is more likely that any underlier will close below its coupon barrier level on any determination date or its downside threshold level on the final determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment. In addition, because each underlier must close above its initial underlier value on a quarterly determination date (other than the final determination date) after the initial one-year non-call period in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination date (other than the final determination date) after the initial one-year non-call period than if the securities were linked to just one underlier.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪	You will not participate in any appreciation in the value of any underlier. You will not participate in any appreciation in the value of any underlier from its initial underlier value even though you will be exposed to the depreciation in the value of any underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level of each underlier is greater than or equal to its coupon barrier level.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the

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Principal at Risk Securities

securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. As calculation agent, Barclays Bank PLC will determine the initial underlier values, the coupon barrier levels, the downside threshold levels, the final underlier values, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date (other than the final determination date) after the initial one-year non-call period, the worst performing underlier at maturity, whether a market disruption event has occurred and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final underlier value, in the event of a discontinuance of any or all of the underliers, may adversely affect the payment upon an automatic early redemption or at maturity.

▪	Suitability of the securities for investment. You should reach a decision to invest in the securities only after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this document, the index supplement, the prospectus addendum, the prospectus supplement and the prospectus. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

▪	The contingent quarterly payment is based solely on the closing level of each underlier on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level of each underlier on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment with respect to a quarterly period until the related determination date. Moreover, because each contingent quarterly payment is based solely on the closing level of each underlier on a specific determination date, if the closing level of any underlier on that determination date is less than its coupon barrier level, you will not receive any contingent quarterly payment with respect to the related quarterly period, even if the closing level of that underlier was higher on other days during the term of the securities.

▪	Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to an underlier reflects a higher expectation as of the pricing date that the price of that underlier could close below its coupon barrier level on the determination dates. A higher contingent quarterly payment will generally be indicative of this greater expected risk. However, while the contingent quarterly payment is set on the pricing date, the underliers’ volatility may change significantly over the term of the securities. The values of the underliers for your securities could fall sharply, which could result in a significant loss of principal.

▪	Investing in the securities is not equivalent to investing in any or all underliers. Investing in the securities is not equivalent to investing in any or all underliers or the securities composing the underliers. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪	There are risks associated with investments in securities linked to the value of non-U.S. equity securities, with respect to the SX5E Index and the NKY Index. The equity securities included in the SX5E Index and the NKY Index have been issued by non-U.S. companies. Investments in securities linked to the value of any non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The securities do not provide direct exposure to fluctuations in foreign exchange rates with respect to the SX5E Index and the NKY Index. The value of the securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the SX5E Index and the NKY Index are denominated, although any currency fluctuations could affect the performance of the SX5E Index and the NKY Index. Therefore, if any applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your payment at maturity.

▪	Adjustments to the underliers could adversely affect the value of the securities. The publisher of each underlier may discontinue or suspend calculation or publication of that underlier at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

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Principal at Risk Securities

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier values and, as a result, the coupon barrier levels, which are the levels at or above which the respective underliers must close on each determination date in order for you to receive a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the downside threshold levels, which are the respective levels at or above which the underliers must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underliers on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the value and volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing level of any underlier has been, or is expected to be, below its coupon barrier level on any determination date and whether the final underlier value of any underlier is expected to be below its downside threshold level;

o	correlation (or lack of correlation) of the underliers,

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the SX5E Index and the NKY Index trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview,” “EURO STOXX 50® Index Overview” and “Nikkei 225 Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the

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Principal at Risk Securities

methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

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Principal at Risk Securities

S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

Information about the SPX Index as of market close on November 2, 2015:

Bloomberg Ticker Symbol:	SPX	52 Week High:	2,130.82
Current Closing Level:	2,104.05	52 Week Low:	1,867.61
52 Weeks Ago (11/3/2014):	2,017.81

The following table sets forth the published high, low and period-end closing levels of the SPX Index for each quarter for the period of January 2, 2008 through November 2, 2015. The associated graph shows the closing levels of the SPX Index for each day in the same period. The closing level of the SPX Index on November 2, 2015 was 2,104.05. We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SPX Index should not be taken as an indication of future performance. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SPX Index during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the SPX Index will result in the return of any of your initial investment.

S&P 500® Index	High	Low	Period End
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28

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Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter (through November 2, 2015)	2,104.05	1,923.82	2,104.05

SPX Index Historical Performance— January 2, 2008 to November 2, 2015

Past performance is not indicative of future results.

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EURO STOXX 50® Index Overview

The SX5E Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The SX5E Index provides a blue-chip representation of supersector leaders in the Eurozone. The SX5E Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the SX5E Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991. For additional information about the SX5E Index, see “Non—Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Information about the SX5E Index as of market close on November 2, 2015:

Bloomberg Ticker Symbol:	SX5E	52 Week High:	3,828.78
Current Closing Level:	3,434.50	52 Week Low:	2,982.90
52 Weeks Ago (11/3/2014):	3,082.32

The following table sets forth the published high, low and period-end closing levels of the SX5E Index for each quarter for the period of January 2, 2008 through November 2, 2015. The associated graph shows the closing levels of the SX5E Index for each day in the same period. The closing level of the SX5E Index on November 2, 2015 was 3,434.50. We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SX5E Index should not be taken as an indication of future performance. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SX5E Index during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the SX5E Index will result in the return of any of your initial investment.

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93

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2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter (through November 2, 2015)	3,434.50	3,069.05	3,434.50

SX5E Index Historical Performance— January 2, 2008 to November 2, 2015

Past performance is not indicative of future results.

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Nikkei 225 Index Overview

The NKY Index is a modified price-weighted stock index that measures the composite price performance of 225 underlying stocks trading on the First Section of the Tokyo Stock Exchange (“TSE”), representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. NKY Index composition rules require that the 75 most liquid issues (one-third of the component count of the NKY Index) be included in the NKY Index. For additional information about the NKY Index, see “Non-Proprietary Indices—Equity Indices—Nikkei Stock Average (Nikkei 225)” in the accompanying index supplement.

Information about the NKY Index as of market close on November 2, 2015:

Bloomberg Ticker Symbol:	NKY	52 Week High:	20,868.03
Current Closing Level:	18,683.24	52 Week Low:	16,755.32
52 Weeks Ago (11/4/2014):	16,862.47

The following table sets forth the published high, low and period-end closing levels of the NKY Index for each quarter for the period of January 2, 2008 through November 2, 2015. The associated graph shows the closing levels of the NKY Index for each day in the same period. The closing level of the NKY Index on November 2, 2015 was 18,683.24. We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the NKY Index should not be taken as an indication of future performance. Future performance of the NKY Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the NKY Index during the term of the securities, including on the valuation date. We cannot give you assurance that the performance of the NKY Index will result in the return of any of your initial investment.

Nikkei 225 Index	High	Low	Period End
2008
First Quarter	14,691.41	11,787.51	12,525.54
Second Quarter	14,489.44	12,656.42	13,481.38
Third Quarter	13,603.31	11,259.86	11,259.86
Fourth Quarter	11,368.26	7,162.90	8,859.56
2009
First Quarter	9,239.24	7,054.98	8,109.53
Second Quarter	10,135.82	8,351.91	9,958.44
Third Quarter	10,639.71	9,050.33	10,133.23
Fourth Quarter	10,638.06	9,081.52	10,546.44
2010
First Quarter	11,097.14	9,932.90	11,089.94
Second Quarter	11,339.30	9,382.64	9,382.64
Third Quarter	9,795.24	8,824.06	9,369.35
Fourth Quarter	10,370.53	9,154.72	10,228.92
2011
First Quarter	10,857.53	8,605.15	9,755.10
Second Quarter	10,004.20	9,351.40	9,816.09
Third Quarter	10,137.73	8,374.13	8,700.29
Fourth Quarter	9,050.47	8,160.01	8,455.35
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
Third Quarter	9,232.21	8,365.90	8,870.16
Fourth Quarter	10,395.18	8,534.12	10,395.18
2013

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First Quarter	12,635.69	10,486.99	12,397.91
Second Quarter	15,627.26	12,003.43	13,677.32
Third Quarter	14,808.50	13,338.46	14,455.80
Fourth Quarter	16,291.31	13,853.32	16,291.31
2014
First Quarter	16,121.45	14,008.47	14,827.83
Second Quarter	15,376.24	13,910.16	15,162.10
Third Quarter	16,374.14	14,778.37	16,173.52
Fourth Quarter	17,935.64	14,532.51	17,450.77
2015
First Quarter	19,754.36	16,795.96	19,206.99
Second Quarter	20,868.03	19,034.84	20,235.73
Third Quarter	20,841.97	16,930.84	17,388.15
Fourth Quarter (through November 2, 2015)	19,083.10	17,722.42	18,683.24

NKY Index Historical Performance— January 2, 2008 to November 2, 2015

Past performance is not indicative of future results.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date
Postponement of maturity date and contingent payment dates:	The maturity date and any contingent payment date will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to an underlier on that determination date. In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date. See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.
Postponement of determination dates:	Each determination date is a “valuation date” for purposes of the accompanying prospectus supplement and may be postponed due to the occurrence or continuance of a market disruption event on that date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, each determination date, including the final determination date, may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on that date.
Market disruption events and adjustments:

The calculation agent may adjust any variable described in this document, including but not limited to the maturity date, any determination date, the underliers, the closing levels of the underliers, the initial underlier values, the final underlier values and any combination thereof as described below and in the following sections of the accompanying prospectus supplement:

•     For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to each underlier, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities.” If the calculation agent determines that on any determination date, a market disruption event has occurred and is continuing with respect to any underlier, such determination date will be postponed. If such postponement occurs, the closing level of each underlier with respect to such determination date or the final underlier value of each underlier, as applicable, shall be determined using the closing levels of each underlier on the first following scheduled trading day on which no market disruption event occurs or is continuing with respect to any underlier. In no event, however, will a determination date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event has occurred and is continuing in respect of any underlier on such fifth day, the calculation agent will determine the closing level or final underlier value, as applicable, of any underlier unaffected by such market disruption event using the closing level of such underlier on such fifth day, and will determine the closing level or final underlier value, as applicable, of any underlier affected by such market disruption event using an estimate of the price of such underlier that would have prevailed on such fifth day in the absence of such event.

•     For a description of further adjustments that may affect the underliers, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk &

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Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036

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(telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement, prospectus addendum and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

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